UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 14, 2006

PLY GEM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-114041	20-0645710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 PLATTE CLAY WAY KEARNEY, MISSOURI	64060
(Address of principal executive offices)	(Zip Code)

(800) 800-2244
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 14, 2006, the Board of Directors of Ply Gem Holdings, Inc. (the “Corporation”) approved the addition of Mr. Timothy T. Hall as a member of the Board of Directors for the Corporation and as a member of the audit committee. Mr. Hall is a Principal at Caxton-Iseman Capital, Inc. where as a member of the investment team, he initiates, evaluates, and structures transactions, coordinates and conducts due diligence, and participates in the oversight of Caxton-Iseman portfolio companies, including the Corporation. For information on related party transactions between the Corporation and Caxton-Iseman Capital, Inc. and its affiliates, please refer to our Annual Report on Form 10-K. Mr. Hall was previously a Vice President at FrontLine Capital, and an Assistant Vice President at GE Equity.

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

    Dated: December 20, 2006

PLY GEM HOLDINGS, INC.

By:  /s/ Shawn K. Poe
                                    Name: Shawn K. Poe
                                    Title: Vice President, Chief Financial Officer,
                                            Treasurer and Secretary